






















































<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Condensed Financial Statements of Unit Corporation and Subsidiaries under cover of Form 10-Q for the nine months ended September 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000798949
<NAME> UNIT CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                             478
<SECURITIES>                                         0
<RECEIVABLES>                                   12,003<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0<F2>
<CURRENT-ASSETS>                                15,976
<PP&E>                                         285,855
<DEPRECIATION>                                 172,301
<TOTAL-ASSETS>                                 129,667
<CURRENT-LIABILITIES>                           13,091
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         4,803
<OTHER-SE>                                      69,774
<TOTAL-LIABILITY-AND-EQUITY>                   129,667
<SALES>                                              0
<TOTAL-REVENUES>                                50,264<F3>
<CGS>                                                0
<TOTAL-COSTS>                                   37,173<F3>
<OTHER-EXPENSES>                                 3,072
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               2,442
<INCOME-PRETAX>                                  7,577
<INCOME-TAX>                                     2,870
<INCOME-CONTINUING>                              4,707
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     4,707
<EPS-PRIMARY>                                      .21
<EPS-DILUTED>                                      .21

<F1>Accounts Receivable is presented net in the Consolidated Condensed Balance
    Sheet.
<F2>Inventory is presented as a portion of Other Current Assets in the
    Consolidated Condensed Balance Sheet.
<F3>On April 1, 1995 the Company completed a business combination between the
    Company's natural gas marketing operations and a third party also involved in natural gas marketing activities forming a new company called GED Gas Services, L.L.C. ("GED"). The Company owns a 34 percent interest in GED. Effective November 1, 1995, GED sold its natural gas marketing operations to a third party. This sale removed the Company from the third party natural gas marketing business. The discontinuation of the Company's natural gas marketing segment has been accounted for as a discontinued operation and accordingly, the 1995 consolidated condensed financial information has been restated to reflect this treatment.


